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                                                                    EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in Amendment No. 1 of the Registration Statement (No. 333-78501) of our report dated January 15, 1998 relating to the financial statements of Saratoga Resources, Inc. for the year ended December 31, 1997 and to the reference to our Firm under the caption, "Experts", in Amendment No. 1 of the Registration Statement and related Prospectus.






/S/ HEIN & ASSOCIATES LLP


Houston, Texas
June 22, 1999